Exhibit 10.2

EXECUTION VERSION

November 5, 2021

Triumph Receivables, LLC

899 Cassatt Road

Suite 210

Berwyn, PA 19312

Triumph Group, Inc.

899 Cassatt Road

Suite 210

Berwyn, PA 19312

Re: Twelfth Amended and Restated Purchaser Group Fee Letter (PNC) – Receivables Purchase Agreement

Ladies and Gentlemen:

This twelfth amended and restated fee letter agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Fee Letter”) is being delivered in connection with that certain Amended and Restated Receivables Purchase Agreement, dated as of September 29, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Triumph Receivables, LLC, as the seller (the “Seller”), Triumph Group, Inc. (“Triumph”), as the servicer (the “Servicer”), the various purchasers and purchaser agents from time to time party thereto, PNC Capital Markets LLC, as structuring agent, and PNC Bank, National Association (“PNC”), as administrator (in such capacity, the “Administrator”). Capitalized terms used but not defined herein have the respective meanings assigned thereto in, or by reference in, the Receivables Purchase Agreement. This Fee Letter is one of the “Fee Letters” referred to in Section 1.5 of the Receivables Purchase Agreement. This Fee Letter amends and restates that certain eleventh amended and restated fee letter agreement, dated as of September 29, 2020, among the parties hereto (the “Eleventh Amended and Restated Fee Letter”) and all references in the Receivables Purchase Agreement or any other Transaction Document to the “Fee Letter” related to the Purchaser Group for which PNC is the Purchaser Agent shall for all purposes be a reference to this Fee Letter. This Fee Letter is not intended to constitute a novation of the Eleventh Amended and Restated Fee Letter, and all fees that have accrued under the Eleventh Amended and Restated Fee Letter prior to the date hereof shall be payable by the Seller in accordance with the terms thereof.

In consideration of the facility provided by the Receivables Purchase Agreement, the Seller hereby agrees to pay the following fees:

(a) to PNC Capital Markets LLC, a recurring “Annual Administration Fee” in an amount equal to $50,000, which Annual Administration Fee shall (i) accrue, and shall be due and payable, on November 3rd of each calendar year occurring prior to the termination of the facility and (ii) be paid by wire transfer of immediately available funds on or prior to November 3rd of each calendar year occurring prior to the Final Payout Date;

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(b) to PNC Capital Markets LLC, an “Amendment Fee” in an amount equal to $400,000, which Amendment Fee shall accrue and be due and payable on the date hereof;

(c) to PNC, a “Drawn Fee” for each day in an amount equal to the product of (i) the Drawn Fee Rate (as defined below), multiplied by (ii) the aggregate Capital outstanding on such day with respect to the Purchasers in the Purchaser Group for which PNC is the Purchaser Agent, multiplied by (iii) 1/360, which Drawn Fee shall accrue on each day from and including the date hereof to (but excluding) the Final Payout Date, and Drawn Fees accrued during any Yield Period shall be due and payable in arrears on the first Settlement Date following such Yield Period; provided that all accrued and unpaid Drawn Fees shall be due and payable on the later of (x) the earlier of (i) the Purchaser Termination Date with respect to all such Purchasers and (ii) the Facility Termination Date and (y) the date on which such aggregate Capital outstanding shall have been finally paid in full if such date is not a Settlement Date;

(d) to PNC, an “Undrawn Fee” for each day in an amount equal to the product of (i) the Undrawn Fee Rate (as defined below), multiplied by (ii) the excess (if any) of (x) the Commitment for the Purchaser Group for which PNC is the Purchaser Agent on such day over (y) the sum of (A) the aggregate Capital outstanding on such day with respect to the Purchasers in the Purchaser Group for which PNC is the Purchaser Agent plus (B) PNC’s (in its capacity as an LC Participant) Pro Rata Share of the LC Participation Amount on such day, multiplied by (iii) 1/360, which Undrawn Fee shall accrue on each day from and including the date hereof to (but excluding) the Final Payout Date, and Undrawn Fees accrued during any Yield Period shall be due and payable in arrears on the first Settlement Date following such Yield Period; provided that all accrued and unpaid Undrawn Fees shall be due and payable on the later of (x) the earlier of (i) the Purchaser Termination Date with respect to all such Purchasers and (ii) the Facility Termination Date and (y) the date on which both (i) such aggregate Capital outstanding shall have been finally paid in full and (ii) the LC Participation Amount is zero, if such date is not a Settlement Date;

(e) to PNC, a “Collateralized LC Participation Fee” for each day equal to the product of (i) the Collateralized LC Participation Fee Rate on such day, multiplied by (ii) PNC’s (in its capacity as an LC Participant) Pro Rata Share of (A) the LC Participation Amount on such day, minus (B) the Adjusted LC Participation Amount on such day, multiplied by (iii) 1/360, which Collateralized LC Participation Fee shall accrue on each day from and including the date hereof to (but excluding) the Final Payout Date, and Collateralized LC Participation Fees accrued during any Yield Period shall be due and payable in arrears on the first Settlement Date following such Yield Period; provided that all accrued and unpaid Collateralized LC Participation Fees shall be due and payable on the later of (x) the earlier of (i) the Purchaser Termination Date with respect to all such Purchasers and (ii) the Facility Termination Date and (y) the date on which the LC Participation Amount is zero if such date is not a Settlement Date;

(f) to PNC, an “Uncollateralized LC Participation Fee” for each day equal to the product of (i) the Uncollateralized LC Participation Fee Rate on such day, multiplied by (ii) PNC’s (in its capacity as an LC Participant) Pro Rata Share of the Adjusted LC Participation Amount on such day, multiplied by (iii) 1/360, which Uncollateralized LC

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Participation Fee shall accrue on each day from and including the date hereof to (but excluding) the Final Payout Date, and Uncollateralized LC Participation Fees accrued during any Yield Period shall be due and payable in arrears on the first Settlement Date following such Yield Period; provided that all accrued and unpaid Uncollateralized LC Participation Fees shall be due and payable on the later of (x) the earlier of (i) the Purchaser Termination Date with respect to all such Purchasers and (ii) the Facility Termination Date and (y) the date on which the LC Participation Amount is zero if such date is not a Settlement Date; and

(g) an “LC Fronting Fee” for each day equal to the product of (i) the LC Fronting Fee Rate on such day, multiplied by (ii) the LC Participation Amount on such day, multiplied by (iii) 1/360, which LC Fronting Fee shall accrue on each day from and including the date hereof to (but excluding) the Final Payout Date, and LC Fronting Fees accrued during any Yield Period shall be due and payable in arrears on the first Settlement Date following such Yield Period; provided that all accrued and unpaid LC Fronting Fees shall be due and payable on the later of (x) the earlier of (i) the Purchaser Termination Date with respect to all such Purchasers and (ii) the Facility Termination Date and (y) the date on which the LC Participation Amount is zero if such date is not a Settlement Date.

For purposes of this Fee Letter, the following terms shall have the meanings set forth below:

“Collateralized LC Participation Fee Rate” means, at any time of determination, (i) so long as no Termination Event has occurred and is continuing, 1.25% and (ii) otherwise, 3.25%.

“Debt Rating” means, as of any date of determination, the corporate credit rating of Triumph as determined by S&P or the corporate family rating of Triumph as determined by Moody’s.

“Drawn Fee Rate” means, with respect to any Capital and any day, the per annum rate set forth in the column titled “Drawn Fee Rate” in the table below determined by reference to the Debt Rating of Triumph in effect on such day.

Pricing Level	Debt Rating	Drawn Fee Rate
I	B or better and B2 or better	2.00%
II	Below the ratings set forth in Pricing Level I (including any circumstance in which either S&P or Moody’s does not assign any Debt Rating to Triumph)	2.25%

“LC Fronting Fee Rate” means, at any time of determination, (i) so long as PNC is the sole LC Participant on such day, 0.125% and (ii) otherwise, such other rate as shall from time to time be agreed to in writing between the LC Bank and the Seller.

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“Uncollateralized LC Participation Fee Rate” means, at any time of determination, (i) so long as no Termination Event has occurred and is continuing, the Drawn Fee Rate and (ii) otherwise, the sum of (A) the Drawn Fee Rate, plus (B) 2.00%.

“Undrawn Fee Rate” means, on any date of determination, the percentage in the column titled “Undrawn Fee Rate” of the table set forth below corresponding with the Usage Percentage as of such date of determination.

Usage Percentage	Undrawn Fee Rate
≥ 50%	0.45%
< 50%	0.50%

“Usage Percentage” means, on any date of determination, the number, expressed as a percentage, equal to (i) the sum of (A) the outstanding Aggregate Capital on such date plus (B) the LC Participation Amount on such date, divided by (ii) the Purchase Limit on such date.

No portion of any of the fees referred to above or referred to or paid in accordance with the Eleventh Amended and Restated Fee Letter, once paid, shall be refundable under any circumstances.

Each of the fees payable by the Seller hereunder will be (and shall be deemed to be for all purposes) fully earned as of the day on which it accrues, and none of the foregoing fees, once paid, shall be refundable under any circumstances. For the avoidance of doubt, each of the fees set forth herein is payable in addition to, and not in lieu of, any other fees or amounts payable by the Seller under, or in connection with, the Receivables Purchase Agreement and the other Transaction Documents.

This Fee Letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

This Fee Letter contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and the payment of the fees specified above and shall (together with each of the other documents related hereto) constitute the entire agreement among the parties hereto with respect thereto superseding all prior oral or written understandings.

This Fee Letter may only be amended, restated, supplemented or otherwise modified by a written instrument, signed by each of the parties hereto. This Fee Letter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Seller may not assign any of its rights or obligations under this Fee Letter without the prior written consent of each of the parties hereto.

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THIS FEE LETTER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS FEE LETTER MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS FEE LETTER, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS FEE LETTER OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

[SIGNATURE PAGES FOLLOW]

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Please evidence your agreement to the terms of this Fee Letter by signing the enclosed copy and returning it to the undersigned.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By: /s/ Christopher Blaney____________________

Name: Christopher Blaney

Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for the
PNC Purchaser Group

By: /s/ Christopher Blaney____________________

Name: Christopher Blaney

Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as LC Bank

By: /s/ Christopher Blaney____________________

Name: Christopher Blaney

Title: Senior Vice President

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PNC CAPITAL MARKETS LLC,
as Structuring Agent

By: /s/ Christopher Blaney____________________

Name: Christopher Blaney

Title: Senior Vice President

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ACKNOWLEDGED AND AGREED TO
as of the date first above written

TRIUMPH ReceivableS, LLC

By: /s/ James F. McCabe, Jr.

Name: James F. McCabe, Jr.
Title: Senior Vice President and Chief Financial Officer

TRIUMPH GROUP, INC.

By: /s/ Jennifer H. Allen

Name: Jennifer H. Allen
Title: Senior Vice President, General Counsel and Secretary

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